Date and Time: February 10, 2006 06:11 PM Pacific Time

Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca		250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time: February 10, 2006 06:11 PM Pacific Time Alteration Date and Time: Notice of Articles Altered on February 10, 2006 06:11 PM Pacific Time

NOTICE OF ALTERATION

Incorporation Number:	Name of Company:

BC0408702	FARALLON RESOURCES LTD.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

PRE-EXISTING COMPANY PROVISIONS

The company has resolved that the Pre-existing Company Provisions no longer apply to this company.

ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date:

December 15, 2005

AUTHORIZED SHARE STRUCTURE
1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

BC0408702 Page: 1 of 2

2.	No Maximum	Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

BC0408702 Page: 2 of 2